Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A (No. 333-144721) Amendment #3 of our report dated May 7, 2007, relating to the consolidated financial statements of VeruTEK Technologies, Inc. and Subsidiaries for the year ended December 31, 2006, which appears in such Registration Statement.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
January 17, 2008